As filed with the Commission on March 7, 2003            File No.  333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ATM FINANCIAL CORP.
                 (Name of small business issuer in its charter)

       Nevada                         3669                     Applied For
(State of Jurisdiction)   (Primary Standard Industrial      (I.R.S. Employer
                           Classification Code Number)      Identification No.)

                            3400 - 666 Burrard Street
                              Vancouver, BC V6C 2X8
                                  604-786-7476
          (Address and telephone number of principal executive offices)

                                Arthur L.T. Davis
                            3400 - 666 Burrard Street
                       Vancouver, British Columbia V6C 2X8
                                  604-786-7476
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
============================================================================================================

Name of Securities        Number of Securities    Offering Price Per      Aggregate Offering      Fee
Being Registered          Being Registered        Share (1)               Price
Common Stock              2,000,000               $0.10                   $200,000                $20
Total                     2,000,000                                       $200,000                $20

------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS                                               Subject to Completion
                                                                 March 7, 2003


                               ATM Financial Corp

                                  Common Stock

         This prospectus relates to the sale of up to 2,000,000 shares of Common Stock that may be sold by us at $0.10 per share. The Common Stock will be sold through our officers or directors to investors outside the United States. There is no minimum number of shares to be sold in order for us to accept funds. No escrow account will be used. If the entire 2,000,000 shares of common stock are sold, we will receive gross proceeds of $200,000 before expenses of approximately $20,000. No assurance can be given as to the number of share that we will sell or that we will be able to sell any shares. Proceeds from the offering will be used for offering expenses, repay debt, purchase equipment, pay marketing expenses an working capital.

         This is our initial public offering. No public market currently exists for our shares although we intend to apply for quotation on the Over-the-Counter Bulletin Board in the future. The offering price for our Common Stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

         The shares will be offered and sold by our officers who will not receive any commission. In the future, we may engage broker/dealers who are members of the National Association of Securities Dealers to assist in our sales of common stock and who will be paid a commission on such sales. We currently have no agreements, arrangements or understandings with any broker/dealers to sell our shares. In the event we do engage a broker/dealer to assist in our sales, we will amend our registration statement, of which this prospectus is a part of, to reflect this arrangement.

         This offering will expire 90 days from the effective date and may be extended for an additional 90 days to a date not to exceed ______________, 2003 (Expiration Date). We may terminate this offering prior to the Expiration Date.

         Investing in our Common Stock involves substantial risks. See "Risk Factors," page 7. The Common Stock offered herein should not be purchased by any investor who cannot afford to lose their entire investment.

         These securities have not been approved by the Securities and Exchange Commission nor any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            Price to Public    Underwriting     Proceeds to the
                                               Discounts and    Company (1)
                                               Commissions
Per Share..............        $0.10           $0               $0.10
Maximum 2,000,000
shares.................        $200,000        $0               $200,000

(1) Proceeds to ATM Financial Corp. are shown before deducting offering expenses payable by us estimated at $20,000, including legal and accounting fees and printing costs.

                  The date of this Prospectus is ______, 2003.

                                TABLE OF CONTENTS

                                                                      PAGE

PROSPECTUS SUMMARY.....................................................4
FORWARD-LOOKING STATEMENTS.............................................6
RISK FACTORS...........................................................7
USE OF PROCEEDS.......................................................10
DETERMINATION OF OFFERING PRICE.......................................10
DILUTION..............................................................10
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..............11
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION............11
DESCRIPTION OF BUSINESS...............................................12
DESCRIPTION OF PROPERTY...............................................18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..........18
EXECUTIVE COMPENSATION................................................18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PLAN OF DISTRIBUTION..................................................19
DESCRIPTION OF THE SECURITIES.........................................20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES........................................20
LEGAL MATTERS.........................................................21
EXPERTS...............................................................21
AVAILABLE INFORMATION.................................................21
FINANCIAL STATEMENTS.................................................F-1

                           FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus and the documents incorporated herein by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms or other comparable terminology. The forward-looking statements contained or incorporated by reference in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include those listed under "Risk Factors" and elsewhere in this prospectus and the documents incorporated herein by reference.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 7.

ATM Financial Corp.

         We were incorporated on December 18, 2002, under the laws of the State of Nevada. We are a development stage enterprise with our principal office located at 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8, (604) 786-7476.

         We are in the business of providing shared cash dispensing and related services to independent operators of automated teller machines ("ATMs") throughout Canada. Initially, our primary focus will be on the delivery of financial transaction processing services to our customers and the expansion of our future client base. Specifically, our business will provide gateway services to independent system operators of ATMs. We have obtained the required licenses to provide these services.

         We expect to derive our income from transaction fees charged to users of ATMs. We plan to follow this core service offering with additional products and services, expanding and adapting continuously according to the needs of our customers.

         We believe that there is a strong demand for providing services to the off premise ATM industry, independent of the manufacturers and resellers of ATMs. Currently, merchants, retailers, and others who wish to operate an ATM must, in order to connect to electronic funds transfer networks, either obtain gateway services from their equipment supplier or license the gateway service themselves. This "channel license" is prohibitively expensive for the small independent system operator. We plan to provide these operators with an alternative means of connecting their equipment to the networks.

         Furthermore, such products and services as insurance, signage, web-based monitoring, record management, accounting, reporting and operational outsource support are generally obtained, if they are available at all, from the same vendor who has provided the equipment. Because of this relationship, although the ATM sales market is very competitive, there are few alternatives for the independent system operator once the equipment is in place. Our services will be designed to help our customers improve their competitiveness and the cost effectiveness of their operations.

         To date, we are in the process of developing our website and searching for suitable locations at which to lease office space. No revenues have yet been generated from our intended operations and we have not otherwise engaged in any business operations.

         We are in the business of providing shared cash dispensing and related services to independent operators of automated teller machines ("ATMs") throughout Canada.

The Offering

Securities Offered:                 Up to 2,000,000 shares of Common Stock, par
                                    value $0.0001

Offering price:                     $0.10 per share

Offering period:                    The shares are being offered for a period of
                                    90 days, unless we extend the offer, in our sole discretion, for an additional 90 days to a date not later than _________

Net proceeds to us:                 Approximately $180,000, after expenses of
                                    approximately $20,000 assuming sale of
                                    200,000 shares

Use of proceeds:                    We will use the proceeds to pay for
                                    offering expenses, debt repayment,
                                    equipment, marketing expenses and
                                    working capital.

Number of shares outstanding        4,000,000
before the offering:

Number of shares outstanding        6,000,000
after the offering:

Summary of Selected Financial Data

We are a development stage company. From the date of our inception on December 18, 2002, to December 31, 2002, we have not generated any revenues or earnings from operations. As of December 31, 2002, our financial data is as follows:

                                                As at or for the year ended
                                                December 31, 2002
Operations Data

Revenues                                        $0
Net Loss:                                       $21,990

Balance Sheet Data
Total Assets:                                   $0
Total Liabilities:                              $21,590
Shareholder Deficiency:                         $(21,990)
Negative Net Tangible Book Value:               $(21,590)
Negative Net Tangible Book Value Per Share:     $(0.01)

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING OUR COMMON STOCK IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION

         Our auditors have determined that we do not have sufficient working capital required to service our liabilities nor to undertake our planned activity. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. Our going concern is dependent upon obtaining additional working capital.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE US

         We were only incorporated on December 18, 2002. Since inception, we have devoted a substantial portion of our activities to developing and implementing our business plan. We have not yet commenced our planned operations in offering shared cash dispensing and related services to independent operators of ATMs. Accordingly, we have no operating history upon which you can evaluate our business and prospects. An investor in our Common Stock must consider the risks, expenses and difficulties frequently encountered by early stage companies.

AS A DEVELOPMENT STAGE COMPANY, WE ARE MORE VULNERABLE TO BUSINESS AND ECONOMIC CONDITIONS

         We are in the developing and starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. We lack any loyalty or name recognition from potential customers. A competitor may be able to market a similar service before we can complete our development efforts.

WE HAVE NO CUSTOMERS AND GENERATE NO REVENUES AND IF WE FAIL TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN AND GENERATE REVENUES, WE WILL GO OUT OF BUSINESS.

         Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of customers. If we fail to obtain contracts with a significant number of customers to generate meaningful revenues, we may not achieve profitability and may go out of business.

WE FACE INTENSE COMPETITION, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

         Many companies offer similar shared cash dispensing and related ATM services. Most of these firms have greater resources in terms of people, money and experience. If we cannot successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and potential profitability. Our principal competitors include TNS Smart Network, Inc., DirectCash (Teal Financial Corp.) and Frisco Bay Industries, Ltd. in Canada.

OUR FUTURE PROFITABILITY IS DEPENDENT UPON THE CONTINUED GROWTH IN THE MARKET FOR AUTOMATED TELLER MACHINES

         If the market for automated teller machines does not grow or grows more slowly than expected, our potential business will suffer. Several factors could inhibit the acceptance and growth of electronic funds transfer and electronic debit payments, including: the unwillingness of consumers and businesses to change their traditional transaction methods; and adverse publicity and consumer concern about the reliability, performance, privacy and security of automated teller transactions.

OUR SERVICES ARE DEPENDENT UPON LICENSES

         We obtain our financial transaction processing services from third parties. We cannot provide assurances that such third-party services will continue to be available to us on commercially reasonable terms or at all, or that such licenses are valid licenses that are not infringing upon the intellectual property right of another third party. Our licenses expire on October 24, 2004. The loss of or inability to maintain our use of any of these services could result in a material adverse effect on our business, financial condition or operating results.

WE ARE DEPENDENT ON KEY PERSONNEL

     Our success will depend on the continued services of our President, Mr. Davis. We do not carry a "key person" life insurance policy on Mr. Davis. The loss of Mr. Davis would have a material adverse affect upon our business. Further, none of our officers or directors has significant experience in the area of information technology, telecommunications, electronics service, or marketing.

     We currently have no employees. We rely heavily upon our officers to meet our needs. Mr. Davis, our President and Chief Financial Officer, and Ms. Vynnyk, our Secretary, maintain outside employment, which limits the time they may devote to our matters. Mr. Davis will be primarily responsible for all of our business matters while Ms. Vynnyk will be responsible for assisting Mr. Davis and administrative matters.

WE MUST ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND EMPLOYEES

         Our future success and our ability to expand our operations will depend on our ability to attract and retain highly qualified management and employees, particularly employees with sales expertise. Competition for people experienced in the sales areas in which we operate is intense and increasing due to the limited number of qualified professionals and the increasing number of companies demanding such employees. As a small company, we may have difficulty or even be unable to attract highly qualified management and employees. Failure to attract and retain personnel, particularly marketing and technical personnel could make it difficult for us to manage our business and meet our objectives, and will likely have a material adverse effect on our business operations.

BECAUSE OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES, LEGAL SERVICE AGAINST OUR OFFICERS OR DIRECTORS WILL BE DIFFICULT.

         Although we are incorporated in the State of Nevada and maintain a registered office in Las Vegas, Nevada, our officers and directors are residents of Canada. It may be difficult for a resident of a country other than Canada to serve Mr. Davis and Ms. Vynnyk with legal process or other documentation.

WE WILL NEED ADDITIONAL FINANCING TO IMPLEMENT OUR BUSINESS STRATEGY
SUCCESSFULLY

         Our founding shareholders have funded all of our activities. These shareholders do not have an obligation or commitment to make further investments. We have not established any other source of equity or debt financing. We will require financing to implement our business plan, but there can be no assurance that such financing will be available or found. If we are unable to obtain financing, we will not be able to generate profitable activities and may cease operations. If this were to happen you may lose your investment.

INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL CONSEQUENCES SUCH AS DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES AS A RESULT OF A SUBSEQUENT FINANCING.

         If we need to raise additional capital to implement or continue operations, we would likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences, and privileges senior to those of our Common Stock.

THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE.

         The market for our Common Stock, if any, will be limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our Common Stock is not listed or quoted upon on any established trading system. Most of our Common Stock will be held by a small number of investors that will further reduce the liquidity of our Common Stock. The market for our Common Stock is likely to be volatile and many factors may affect the market, including our success, or lack of success, in marketing our services, competition; government regulations; and fluctuations in operating results.

SUBSEQUENT TO COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH OUR OFFICERS AND DIRECTORS.

         If we sell all 2,000,000 shares of Common Stock in this offering, our officers and directors will own at least 4,000,000 shares, representing approximately 66.67% of the outstanding shares, and will control us. Following completion of this offering, our officers and directors will be able to elect all of our directors and inhibit your ability to cause a change in the course of our operations. Further, our officers and directors may effect a major transaction such as a merger without further shareholder approval. Our articles of incorporation do not provide for cumulative voting.

                                 USE OF PROCEEDS

         Certain of our officers and directors will be offering the Common Stock. There is no assurance that we will raise any proceeds, or if any proceeds are raised, that it will be sufficient enough to implement our business plan. The following table sets forth management's current estimate of the allocation of net proceeds anticipated to be received from this offering assuming 2,000,000 shares, 1,500,000 shares, 1,000,000 shares and 500,000 shares are sold. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


                             2,000,000           1,500,000            1,000,000           500,000
                            Shares Sold         Shares Sold          Shares Sold        Shares Sold

Gross Proceeds               $ 200,000            $ 150,000            $ 100,000          $50,000
Less offering Expenses
                             $  20,000            $  20,000            $  20,000          $20,000
Net Proceeds                 $ 180,000            $ 130,000            $  80,000          $30,000

Use of Proceeds
Debt Repayment               $  10,885            $  10,855            $  10,855          $10,855
Equipment                    $  24,000            $  18,000            $  12,000          $ 3,000
Marketing Expense            $  40,000            $  30,000            $  20,000          $10,000
Working Capital              $ 105,115            $  71,115            $  37,115          $ 6,115
Total Use of Proceeds
                             $ 180,000            $130,000             $  80,000          $30,000


         The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

         If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Debt repayment refers to repayment of a promissory note in the amount of $10,885 issued to Viktoria Vynnyk, one of our officers and directors, on December 30, 2002. Such promissory note bears interest at 3% and is due on December 30, 2005. Equipment includes computers, telecommunications and furniture. Working capital includes payroll, equipment, office expenses and supplies and other general expenses. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders.

                         DETERMINATION OF OFFERING PRICE

         As no underwriter has been retained to offer our Common Stock, the offering price of our Common Stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our Common Stock.

                                    DILUTION

         At December 31, 2002, we had a negative book value of $(21,590) or $(0.01) per share. Negative book value per share is determined by dividing our total shareholders' deficit at December 31, 2002, by the number of shares of Common Stock outstanding. Without taking into account any changes in negative book value after December 31, 2002, other than to give effect to the sale of the

2,000,000 shares of Common Stock offered hereby, and after deducting estimated offering expenses, the pro forma book value at December 31, 2002, would have been approximately $158,410 or $0.03 per share. This amount represents an immediate dilution to new investors of $0.07 per share. The following table illustrates this dilution per share:

Assumed public offering price per share....................               $0.10
    Negative Book value per share at December 31, 2002.....       $(0.01)
    Increase per share attributable to new investors.......         0.04
                                                                    ----
Book value per share after offering........................                0.03
                                                                           ----
Book value dilution per share to new investors.............               $0.07
                                                                          =====

         Assuming the sale of 1,500,000, 1,000,000, and 500,000 shares of Common Stock, the pro forma book value at December 31, 2002, would have been approximately $108,410 or $0.02 per share, $58,410 or $0.01 per share, and $8,410 or $0.00 per share, representing a book value dilution per share to new investors of $0.08, $0.09 and $0.10 per share respectively.

         The following table sets forth, as of December 31, 2002, the number and percentage of shares of Common Stock held by the existing shareholders and by the investors purchasing shares of Common Stock in this offering assuming 2,000,000 shares of Common Stock are sold.

                                                Shares Purchased
                                           Number               Percent
                                       ---------------       ---------------

Existing shareholders.............       4,000,000                66.67%
New investors.....................       2,000,000                33.33%
                                         ---------                -----
     Total........................       6,000,000               100.00%
                                         =========               ======


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At present, our Common Stock is not traded publicly. After the close of the offering, we intend to apply to the OTC Bulletin Board to seek quotation of our Common Stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our Common Stock as collateral for a loan.

         Pursuant to this registration statement, we propose to publicly offer up to a total of 2,000,000 shares of Common Stock on a best efforts, no minimum basis. To date, we have no outstanding options, warrants convertible securities. We have no agreements to register shares of Common Stock held by existing security holders for resale. Prior to this offering, we have two shareholders that own in the aggregate of 4,000,000 shares of restricted Common Stock.

         Our transfer agent and registrar is Pacific Stock Transfer Company located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada, 89120, telephone
(702) 361-3033.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

         We began operations on December 18, 2002. During the year ended December 31, 2002, we had no revenues and incurred expenses of $21,990 primarily related to start up expenses and consulting fees of $20,000 payable for corporate planning, development of our business plan and preparation of this offering.

         As of December 31, 2002, we had a negative working capital of $21,590. We had no assets as of December 31, 2002.

         Our plan of operations for the next year ending December 31, 2003 is to raise funds through the offering. The offering proceeds will immediately be applied towards repayment of debt, payment of equipment, marketing expenses and working capital for planning and preliminary activities undertaken for the purpose of commencing active business operations as soon as practically possible. These activities include the development of our business plan; obtaining rights to provide services; negotiating agreements with vendors related to referral of services; locating office space from which to base our operations; development of our web-site; hiring and training employees; and formulating and implementing an aggressive marketing campaign to attract the market to our services.

         We anticipate generating revenue from operations by several methods. We expect to generate revenue from transaction fees charged to users of ATMs operated by customers of our Gateway Services. Assuming we are able to generate sufficient interest in expanded services, we may realize revenue from sales of such products and services as insurance, signage, web-based monitoring, record management, accounting, reporting and operational outsource support, and equipment maintenance, and equipment maintenance. Assuming we are able to generate sufficient traffic to our web-site, we may realize revenue from sales of advertising. We do not, however, anticipate advertising sales to generate significant revenue. The primary source of revenue in our business model will be revenue from transaction fees derived from the Gateway Services

         Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Moreover, there is substantial uncertainty as to whether we can convince a sufficient number of independent service operators to connect to electronic funds transfer networks through our Gateway Service. If we are not successful at creating demand for our services then it is likely that we will not generate sufficient revenues from services and online advertising to operate profitably.

                             DESCRIPTION OF BUSINESS

ATM Financial Corp.

         We were incorporated on December 18, 2002, under the laws of the State of Nevada. Our principal office is located at 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8, (604) 786-7476. We are in the business of providing shared cash dispensing and related services to independent operators of ATMs throughout Canada.

         Our office is presently leased on a month-to-month, rent-free basis, under an agreement with our President, Mr. Davis. In order to implement our business plan, we will need to lease approximately 500-1,000 square feet of additional office space, which will be used as our operational headquarters.

         Our website is located at www.atmfinancialcorp.com and is not currently active. Information set forth on our website does not constitute part of this prospectus.

         Currently, we have no employees other than our officers. We anticipate the need to hire up to three employees within the next 12 months. We anticipate hiring two sales persons and one equipment service specialist within the first 12 months of operations.

The Canadian ATM Industry

         Bank machines were first introduced in Canada in 1972, but they did not become widespread until 1980 when financial institutions began to provide electronic financial services to their customers. In 1986, the Interac Association was formed to link the private networks of individual financial institutions. This allowed customers access to their own accounts from different bank ATMs that displayed the Interac logo. This network was called Shared Cash Dispensing ("SCD").

         SCD was the first service offered by Interac Association members in 1986. SCD allows Canadians to obtain cash or a cash advance using their banking, credit or charge card from any ATM that is not owned by their financial institution, and that displays the Interac logo. Access to cash or a cash advance from the ATM is available 24 hours a day, seven days a week almost anywhere in Canada. Canadians made over 375 million SCD transactions in 2001 (source: Interac Association).

         Any company incorporated in Canada is eligible for membership in the Interac Association. The Association's membership has expanded beyond deposit-taking financial institutions to include a range of other companies. The Association currently has 89 members.

         There are two basic types of members: Direct Connectors and Indirect Connectors. Direct Connectors are members who connect directly to the SCD service or IDP service through the Inter-Member Network (IMN). Under the Interac Association's decentralized network structure, each Direct Connector must maintain physical links with every other Direct Connector to create the IMN. Indirect Connectors access the IMN by connecting through a Direct Connector.

         When a cardholder initiates an SCD transaction at an ATM, the information from that transaction is communicated to and from the cardholder's financial institution using the Association's IMN. Unlike other networks that operate around a central hub, the IMN is completely decentralized. Essentially, the IMN is a national network of nodes distributed among the Interac Association's Direct Connectors. As there is no single switch, there is no single point of failure and it is virtually impossible for the entire system to shut down at any given time. This provides added security and reliability (source: Interac Association).

         When SCD transactions are carried out using the IMN, a settlement obligation is created between the cardholder's financial institution and the Independent Service Organization ("ISO") that operates the ATM. The Association's role is to facilitate the exchange of these messages between members. It plays no part in the actual transfer of funds.

         The Interac Association does not set or collect fees from cardholders. The only fees the Association collects come from its members, and these fees are sufficient enough to cover annual operating costs only. Members may, however, choose to charge their customers for transactions made using the Interac services.

         Issuers (members that issue cards to their cardholders) often charge their customers a transaction fee for making a debit on their account (this type of fee is often covered under a fee package) or for using an ATM belonging to another institution. Fees charged by Issuers are proprietary. Legislation regulates the setting and notice of these fees. Members that operate ATMs may also charge fees called "surcharges". The Interac Association maintains strict rules to ensure that these surcharges are properly disclosed on the ATM. A cardholder must always be informed of the amount of the surcharge before authorizing the transaction, and must have the option of canceling the transaction without cost, should he or she not wish to pay the additional fee.

Our Business

         Initially, our core business will be to provide SCD services and other transactional services ("Gateway Services") to independent ATM operators who are unaffiliated with any financial institution ("off-premise operators"). The Gateway Services will include electronic fund transfers at point of sale, which will enable a cardholder who enters a valid PIN at an ATM to have on-line, real-time access to such holder's account at a financial institution in order to, among other things, obtain cash or debit such account as the case may be.

         In Canada, only licensed service providers can provide Gateway Services. We have secured service contracts to provide Gateway Services in Canada as an Indirect Connector to the Interac Network from TNS-Smart Network Inc. and its affiliate, e-Smart Direct Services (collectively, "TNS"). As an Interac Association member, TNS is classified as a Direct Connector and is authorized to acquire and transmit data for the purposes of facilitating shared cash dispensing services in Canada. The service contract with TNS provides that TNS will perform or cause to be performed all services required for us to provide shared cash dispensing services in Canada, including processing services. For each transaction initiated through the ATM of one of our clients, we will be paid $0.65 by TNS. The service contract with TNS provides that TNS will act as our service bureau in accordance with the regulations of the Interac Association, enabling us to connect to e-Smart's services. The service agreements with e-Smart and TNS will each terminate on October 10, 2004.

         Effective January 31, 2003, the Company entered into an oral contract to provide Gateway Services for all ATMs operated by Cashbanx. CashBanx is a Vancouver based, full service retailer of ATMs in Canada, including transaction processing and ATM systems management. Founded in 1998, CashBanx provides a complete ATM program, which includes hardware, software, transaction processing, ATM maintenance, customer service, armoured car management, vault cash, web reporting, and training. As of January 1, 2003, CashBanx operated 18 ATMs in the greater Vancouver region. We will provide channel services to CashBanx and will be the gateway service provider for all new ATMs added to the CashBanx network as of January 31, 2003.

Future Services

         We plan to follow the Gateway Services with additional products and services, expanding and adapting continuously according to the needs of our customers. Many operators of ATMs have a need for further services beyond Gateway Services, to increase their efficiency and profitability. We believe that there is a strong market for such ancillary services and that we can provide them profitably to our customers. Subject to the successful completion of this offering, we intend to augment our Gateway Services with the following:

o A comprehensive ATM insurance plan that would cover ATM equipment and cash.
o Web-based monitoring.
o Extended service plans for ISOs that will produce more value for each strategic partner than they can produce alone. Among the offerings that are being considered are the following:
     o "Hot-Swap" replacement/rental parts while the original parts are being repaired;
     o Extended warranties for ATM equipment; and
     o Terminal monitoring to protect against fraudulent transaction disputes.
o A complete line of ATM signage including vinyl banners, backlit signs, decals and coroplasts to enable ISOs to take advantage of the brand recognition of our logo. This is intended to increase our "brand presence" and to help enhance our reputation as a reliable source for EFT processing.
o Armoured car delivery and vault cash services for those ISOs who require it.
o We intend to seek master distribution rights for the two leading off-premise ATM manufacturers, Triton and Tranax. In addition, as transaction volume increases we plan to establish direct relationships and preferred pricing with direct ATM transaction processors. With distribution licensing in place, the transaction volume of ISOs can be pooled together and utilized to reduce the cost of equipment pricing and processing rates to those levels enjoyed by larger organizations without the difficulties and commitment of being directly associated with a manufacturer.
o We are planning to examine a range of options as an outsource resource to support our strategic partners, including reporting, paying merchants, managing inventory and service. This will enable us to provide a complete back end accounting solution for the machines and have a team of people dedicated to the timely and accurate distribution of the monies, including the distribution of checks to merchants, sales organizations, and affiliates. By taking care of this accounting work, the Company could save both time and money for the affiliate. The object is to be able to provide economies of scale in the administration of the portfolios. We could save the average affiliate the cost of payroll, vacation, supply, and other expenses associated with employees.
o Transaction disputes have become a major concern of this industry. With the implementation of punitive fines for transaction disputes, keeping record of each transaction has become a top priority. We are considering ways to archive the journals from ISO equipment so that when a dispute occurs, we have a record to present to the network. The major equipment manufacturers, Tranax and Triton, both require journals to be printed and stored, which also take up space and time. We could provide this service to the ISO.
o We intend to offer secondary solutions and diversification of service providers. This would allow our customers to try new processors or to expand offerings without expense, commitment, or dilution of effort.
o As our network of customers, affiliates, and strategic partners grows, we expect to leverage preferred pricing and service from our vendors.
o We plan to add new products to increase affiliate offerings, and to rapidly add new affiliates to offer vendors maximum exposure advantage.

         If this offering is successful, we plan to have these services available for our customers by the time of the ATM Industry Association trade show in March 2004.

Advertising

         We have secured the URL domain, www.atmfinancialcorp.com as the address of our principal web-site. The web-site is not active, and we have not yet retained the services of a web-site developer. Upon successful completion of this offering, we intend to retain a developer to create and maintain our web-site and to implement required software and technologies. Where possible, we will purchase or lease commercially available licensed technologies as this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

         Though we do not expect that advertising will become a major source of our revenue, we may sell advertising on our website to selected individuals and organizations. Due to the profile of the users who are likely to visit our web-sites, and assuming that we are able to generate sufficient volume of visitors, we anticipate that manufacturers of ATMs may find our web-site to be an attractive vehicle through which to advertise.

Business and Marketing Strategies

Market Opportunity

         We believe the dominant future trend in the ATM industry will be toward continued proliferation of off-premise ATMs in retail spaces, and this will create a need for a high quality, value oriented service provider to the sector. Currently, merchants, retailers, and others who wish to operate an ATM must, in order to connect to electronic funds transfer networks, either obtain Gateway Services from their equipment supplier or license the Gateway Service themselves. This "channel license" is prohibitively expensive for the small independent system operator. We plan to provide these operators with an alternative means of connecting their equipment to the networks.

         Additional products and services, such as insurance, signage, web-based monitoring, record management, accounting, reporting and operational outsource support are generally obtained, if they are available at all, from the same vendor who has provided the equipment. Because of this, although the ATM sales market is very competitive, there are few alternatives for the independent system operator once the equipment is in place. Our services will be designed to help our customers improve their competitiveness and the cost effectiveness of their operations.

         A typical customer for our services will be a merchant who is installing an ATM at their place of business. They will be motivated to use our service because it will be included in the merchant contract that they enter into with their equipment provider. Those merchants with ATM systems currently installed may use other providers for their Gateway Service to the IMN, but they will be motivated to buy our services because of our quality and scope.

         Our service, does, however, have certain limitations. For those merchants who currently use another gateway service provider, our services may not be sufficiently differentiated from other IMN service providers to provide an incentive to switch. We are working to increase our service options, and to achieve preferred pricing from our strategic partners, in order to reduce this vulnerability.

Strategy

         We will focus our sales effort on product lines that provide an opportunity for ongoing revenue after the initial sale in the form of supplies, service revenue and ATM transaction fee revenue. We believe that our competitive advantage will be our ability to customize products and related services that will be aligned to changes in the marketplace. We intend to work closely with our customers and prospective customers to determine their requirements and thereby to seek to be in a position to deliver products that will better meet their needs. We will provide leverage and benefits to our customers that they may not be able to achieve on their own, such as flexibility in equipment, portability of transaction processing and other services that will allow them to maximize their unique and autonomous business. We also intend to continuously seek to modify and adapt our existing services and products to meet new applications in existing and potential new markets.

         We intend to establish distribution channels for our services with strategic partners in the ATM industry, including manufacturers and distributors. These channels will provide for our services to be promoted and packaged for distribution to end-users by our strategic partners with no capital outlay required by us.

         We have identified the off-premise sector of the ATM industry in Canada as being our initial target market. Canada has led the world in ATM usage on a per capita basis for the past five years. There were approximately 35,000 machines in Canada in 2001 (source: the Interac Association), while the off-premise ATM sector has been growing at a rate of 8.9% per year since 1994 (source: IASC Annual Benchmark Tracking Survey, 2002). The Interac Association forecasts continued growth for the industry in the next few years.

         We will seek to establish market position in Canada within the first 12 months of operation, with expansion into Europe slated for the following two years. We do not intend to expand into the United States until we have achieved sufficient market presence in Canada and Europe. We believe that there is more opportunity for expansion into Europe than in the saturated US market. Developing markets internationally will give us greater competitive ability moving into the US.

Marketing and Promotion

         We believe that broader recognition and a favorable consumer perception of our services will be essential to our future success. We plan to position our services as being good value, reliable, and comprehensive, which we believe to be a unique approach within the industry.

         Successful positioning of our brand will largely depend on the success of our advertising, marketing and promotion efforts and our ability to continue to provide high quality services.

         We intend to market our services through several methods aimed at key market segments:

o We will develop our website, www.atmfinancialcorp.com, in order to attract customers and potential strategic partners to our service offerings. We believe that we will reach our largest target group in the most cost effective manner by obtaining preferential listings on the most popular Internet search engines. We believe that an Internet presence is essential to the marketing of our services.
o We will contact those who have a need for our services, for the purpose of informing them of our services. Target markets will be contacted via email, regular mail, fax, or telephone.
o We will arrange for our attendance at conferences and events related to electronic funds transfer and the off-premise ATM industry, where we will place appropriate advertisements concerning our services and where we will have the opportunity for personal contact with potential customers, vendors, and strategic partners.
o We will place advertisements in appropriate industry publications including Internet directories.

     Initially, our marketing efforts that are not Internet based will be geographically focused within the Province of British Columbia, Canada. Prior to establishing our services in different cities, we plan to broaden our marketing efforts to encompass geographical areas in which we intend to expand.

Competition

         Many companies offer similar services to that which we plan to provide, and have greater resources in terms of people, money and experience. Many of these companies have already established their market position and brand recognition. There can be no assurance that we will be able to maintain a market share in Canada, or that we will be able to compete successfully in other markets. If we cannot successfully compete, the future of our business and results of operations will be adversely affected in terms of little or no revenue or profitability. Our principal competitors include TNS Smart Network, Inc., DirectCash (Teal Financial Corp.) and Frisco Bay Industries, Ltd. in Canada; Euronet Worldwide, Inc.

Description Of Property

         We are presently using office space provided at no charge by our President, Arthur Davis. We will need to lease approximately 500-1,000 square feet of office space at another location to use as the corporate head office before we are able to implement our business plan.

Legal Proceedings

         To the best of the knowledge of our management, neither ATM Financial Corp., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against ATM Financial Corp. or its officers or directors. None of the our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.


                                                                                            Term Period Served as
             Name                         Position                        Age               Director/Officer
             ----                         --------                        ---               ----------------
Arthur Davis                    President, Chief Financial                 30               12/30/02 to present
                                Officer, Director
Viktoria Vynnyk                 Secretary, Director                        24               12/30/02 to present


     Arthur Davis serves as our President and Chief Financial Officer. Mr. Davis has more than nine years of experience in equity and debt finance, and corporate development in a wide range of industries including banking, Internet, manufacturing, natural resources, real estate, retail and software. Mr. Davis began his career with Burns Fry Inc. From 1996 to 2001, he was the President and a Director of Ayamara Capital Corporation, a privately held consulting firm. From 2000 to 2001, Mr. Davis was a director of two privately held software corporations, Prime Play Systems Inc., and WordLogic Corporation (also President). From 2002 onwards, Mr. Davis has been the President and a Director of Highbrook Capital Corporation, a privately held finance corporation. Mr. Davis is also the President and the sole Director of a personal corporation, 624665 B.C. Ltd. He is a graduate of the University of Kings College in Halifax, Nova Scotia with a Bachelor of Arts in Economics. Mr. Davis also serves as the Chairman of the Board of the Company.

     Viktoria Vynnyk serves as our Secretary. Since 1999, Ms. Vynnyk has been the President of Viktoria Enterprises Ltd., a Vancouver based finance company that specializes in micro-capital corporations. Prior to her engagement with Viktoria Enterprises Ltd, Ms Vynnyk studied business at Simon Fraser University in Vancouver, British Columbia.

                             EXECUTIVE COMPENSATION

         To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we receive revenues.

         There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have issued Common Stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.


                          Position with
          Name               Company                      Shares              Consideration                Date
          ----               -------                      ------              -------------                ----
Arthur Davis              President, Chief              2,000,000                  $200           December 30, 2002
                          Financial Officer
Viktoria Vynnyk           Secretary                     2,000,000                  $200           December 30, 2002


         On December 30, 2002, we issued a $10,885 promissory note bearing interest at 3% per annum to Viktoria Vynnyk, our Secretary and a Director. The promissory note is due on December 30, 2004, but it is anticipated will be repaid earlier than the due date from the proceeds of this offering. Proceeds from the promissory note were used to pay for our operating expenses.

         On December 29, 2002, we purchased the e-Smart Processing and TNS Service Bureau Agreements from 624665 BC Ltd. for the sum $1,000 paid in the form a promissory note bearing interest at 3% per annum and due December 22, 2005. 624665 BC Ltd. is controlled by and owed by Arthur Davis, our President and a Director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of January 31, 2003, the following table sets forth information known our management regarding beneficial ownership of our common stock at the date of this prospectus by: each person known by us to own, directly or beneficially, more than 5 percent of our common stock; each of our executive officers and directors; and, all of our officers and directors as a group.

         Except as otherwise indicated, our management believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.

                  Name               Number of Shares           Percent
                  ----               ----------------           -------
Arthur Davis                            2,000,000                 50%
Viktoria Vynnyk                         2,000,000                 50%
Directors and officers as a group       4,000,000                100%
(two persons)

The address for all officers and directors is 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8.

                              PLAN OF DISTRIBUTION

         Currently, we plan to sell our Common Stock through Arthur Davis, who is our President and Chief Financial Officer. We plan to sell our shares of Common Stock outside the United States to residents of Canada and Europe. Mr. Davis will not receive any commission from the sale of any Common Stock. Mr. Davis will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule

3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

o The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of her participation;

o The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

o The person is not, at the time of their participation, an associated person of a broker-dealer; and

o The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that she (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs
     (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Davis is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Davis is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Davis has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4) (iii) of the Exchange Act.

     It is anticipated that we will be conducting our offering of Common Stock to residents of Canada and Europe.

                          DESCRIPTION OF THE SECURITIES

         We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of Common Stock do not have cumulative voting rights

         Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

         Our Articles of Incorporation do not provide for the issuance of any other securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by us will be passed upon by the law firm of Bartel Eng & Schroder, Sacramento, California.

                                     EXPERTS

         Our balance sheet as of December 31, 2002, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity for the period December 18, 2002 (date of inception) to December 31, 2002, have been included herein in reliance on the report of Morgan & Company, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2, together with all amendments and exhibits, with the Securities and Exchange Commission. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may review a copy of the registration statement at the Securities and Exchange Commission's public reference room, and at Securities and Exchange Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

                               AUDITORS' REPORT



To the Shareholders and Directors
ATM Financial Corp.
(A Development Stage Company)


We have audited the balance sheet of ATM Financial Corp. (a development stage company) as at December 31, 2002 and the statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from December 18, 2002 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and cash flows for the period from December 18, 2002 (date of inception) to December 31, 2002 in accordance with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

January 29, 2003


Morgan & Company
Chartered Accountants
Suite 1488
700 West Georgia Street
Vancouver, B.C.  V7Y 1A1

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2002
                            (Stated in U.S. Dollars)


LIABILITIES

Current
  Accounts payable                                             $19,905
  Notes payable to related parties (Note 3)                      1,685
                                                             ---------
                                                               $21,590

SHAREHOLDERS' DEFICIENCY

Share Capital
  Authorized:
    100,000,000 common shares, par value $0.0001 per share
  Issued and outstanding:
    4,000,000 common shares at December 31, 2002                   400

Deficit Accumulated During The Development Stage               (21,990)
                                                              --------
                                                              $(21,590)
                                                              ========

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                       STATEMENT OF OPERATIONS AND DEFICIT

         PERIOD FROM INCEPTION, DECEMBER 18, 2002, TO DECEMBER 31, 2002
                            (Stated in U.S. Dollars)


Expenses
  Consulting                                                       $20,000
  Assignment of Contract                                             1,000
  Office and sundry                                                    990
                                                                ----------
Net Loss For The Period                                            $21,990
                                                                ==========
Deficit Accumulated During The Development Stage,
Beginning Of Period                                                      -
                                                                ----------
Deficit Accumulated During The Development Stage,
End Of Period                                                      $21,990
                                                                ==========

Basic And Diluted Loss Per Share                                  $  (0.04)
                                                                ==========

Weighted Average Number Of Common Shares Outstanding               615,385
                                                                ==========

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

         PERIOD FROM INCEPTION, DECEMBER 18, 2002, TO DECEMBER 31, 2002
                            (Stated in U.S. Dollars)


Cash Flows From Operating Activities
  Net loss for the period                                      $(21,990)

Adjustments To Reconcile Net Loss
To Net Cash By Operating Activities
  Accounts payable                                             $ 19,905
                                                               --------

                                                                 (2,085)
                                                               --------

Cash Flows From Financing Activities
  Common Stock issued Common stock to issued                        400
  Notes payable to related parties                                1,685
                                                               --------
                                                                  2,085
                                                               --------

Increase In Cash                                                      -

Cash, Beginning Of Period                                             -

                                                               --------

Bank Indebtedness, End Of Period                               $      -
                                                               ========

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS EQUITY

                                DECEMBER 31, 2002
                            (Stated in U.S. Dollars)



                              COMMON STOCK             PAID IN     DEFICIT             TOTAL
                              Number        Amount     CAPITAL           $                 $
                              of Shares          $           $
---------------------------------------------------------------------------------------------

Shares issued for cash        4,000,000        400           -           -               400
at $0.0001

Net loss for the period               -          -           -     (21,990)          (21,990)
---------------------------------------------------------------------------------------------

Balance, December 2002        4,000,000        400           -     (21,990)          (21,590)
=============================================================================================

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                            (Stated in U.S. Dollars)

1. NATURE OF OPERATIONS

         a)  Organization

The Company was incorporated in the state of Nevada, U.S.A., on December 18, 2002.

         b) Development Stage Activities and Going Concern

The Company plans to deliver gateway services to automated teller machines owned by independent system operators outside the financial services industry. The Company has secured the rights to provide these services and is seeking contracts with operators to provide gateway services for their machines.

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options, including a public offering of securities. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

         a)  Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

         c)  Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

                  i) monetary items at the rate prevailing at the balance sheet date;
                  ii)  non-monetary items at the historical exchange rate;
                  iii) revenue and expense at the average rate in effect during the applicable accounting period.

         d)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

         e)  Stock Based Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

         f)  Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

3. NOTES PAYABLE TO RELATED PARTIES

Promissory note payable to a director.  The note is repayable on
December 30, 2005, and bears interest of 3% per annum, payable at
the time of repayment.                                                 $   885

Promissory note payable to a company controlled by a common director.
The note is repayable on December 22, 2005, and bears interest of
3% per annum, payable at the time of repayment.                            800
                                                                       -------
                                                                       $ 1,685
                                                                       =======

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.   Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                                                  Amount (1)
SEC Registration fee                                              $     20
Blue Sky fees and expenses                                        $  2,500
Printing and shipping expenses                                    $  1,000
Accounting fees and expenses                                      $  3,000
Legal fees                                                        $ 10,000
Transfer and Miscellaneous expenses                               $  3,450
                                                                  --------
Total (1)                                                         $ 20,000

(1) All expenses, except SEC registration fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

         On December 29, 2002, 2,000,000 restricted common shares were issued to our President, Chief Financial Officer and Director, Arthur Davis, in exchange for cash of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

         On December 29, 2002, 2,000,000 restricted common shares were issued to our Secretary and Director, Viktoria Vynnyk, in exchange for cash of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 27.  Exhibits

Exhibit No.       Document
3.1               Articles of Incorporation
3.2               By laws
5.1               Legal opinion
10.1              Promissory Note Dated December 30, 2002
10.2              TNS Service Bureau Agreement
10.3              e-Smart Processing Agreement
23.1              Consent of Accountant
23.2              Consent of Counsel (contained in Exhibit 5.1)
99.1              Specimen Subscription Agreement (to be filed by Amendment)

Item 28.  Undertakings.

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on March 6, 2003.


                                     ATM FINANCIAL CORP.

                                     /s/ ARTHUR DAVIS
                                     ------------------------------------
                                     By:   Arthur Davis, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:



Date: March 6, 2003                  /s/ ARTHUR DAVIS
                                     ------------------------------------
                                     By:  Arthur Davis, President and Chief
                                          Financial Officer, Director
                                          (Chief Executive Officer
                                          and Chief Financial Director)



Date: March 6, 2003                  /s/ VIKTORIA VYNNYK
                                     -------------------------------------
                                     By:  Viktoria Vynnyk, Secretary, Director